UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 1, 2006


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


       501 Alliance Avenue, Suite 400, Toronto, ON.  M6N 2J1, Canada
                  (Address of principal executive offices)

                              (416) 769-8788
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 6, 2006, Hoi Ming Chan one of our directors and shareholder along with his spouse Florence Tsun our bookkeeper, member of the audit committee and shareholder of the Company filed a complaint against the Company. The complaint, C.A. No. 2400 - N in the Court of Chancery of the State of Delaware pursuant to Section 225 of the Delaware General Corporation Law names Messrs. Chu, Dominelli and Bing and the Company as defendants in which they allege that Mr. Chan did not receive notice of a meeting convened on August 1, 2006 to authorize director action to give effect to the merger between the Company and Excel and as a result of the proposed merger with Excel, the 36,400,000 million shares of Company common stock which were issued pursuant to the purported merger with Excel were invalid. In addition, Mr. Chan claimed he did not receive notice of a meeting convened on August 21, 2006 to authorize director action to dismiss Mr. Chan as the Company's President and Chief Financial Officer and that the Company Board of Directors' resolution to issue 7,236,300 restricted shares of common stock of the Company to persons for services rendered was ineffective. The complaints seeks a court order finding that the
(1) the purported merger of the Company with Excel was ineffective, (2) the issuance of 36,400,000 million shares of Company common stock pursuant to the purported merger with Excel was invalid, (3) the Company Board of Directors' resolution to issue 7,236,300 restricted shares of common stock of the Company to persons for services rendered was ineffective, (4) the purported removal of Mr. Chan as an officer of Company was ineffective and, therefore, (5) ordering that Messrs. Chu, Dominelli and Bing and any other purported members of the Board of Directors of Company (other than Mr. Chan) were duly and validly removed as directors of the Company; and that Ms. Leung was duly and validly elected as a director of the Company with Mr. Chan remaining as the other director of the Company. The plaintiffs are seeking their fees and expenses incurred in connection with the action forth in the complaint.

On September 15, 2006, the plaintiff in the action filed a motion to maintain status quo, seeking an order defining the board and outlining its authority while the issue of who constitutes the Board is litigated. On September 21, 2006 the plaintiffs and defendants reached an agreement to the terms of the Stipulated Order Maintaining Status Quo and on September 22, 2006, the Court of Chancery of the State of Delaware granted the Stipulated Order Maintaining Status Quo.

On October 5, 2006 Messrs, Chu, Dominelli and Bing and the Company filed a response and counterclaim denying all of the allegations made by Mr. Chan and Ms. Tsun. The Company by way of counterclaim alleges that pursuant to the Plan of Merger and Reorganization between the Company and 501 Canada Inc. (the
501 Plan) a company formerly controlled by Mr. Chan, Mr. Chan failed to disclose or omitted a number of material contracts that fall within the definition of related party transactions of the 501 Plan and further failed to complete the transfer of the mortgages on the properties and registration of title on the properties to Empire Global Acquisition Corp. The counterclaim seeks a court finding that Mr. Chan breached the terms of the 501 Plan and therefore determining that the 501 Plan has not been consummated and as such Mr. Chan has no grounds by which to file a complaint against the Company. Furthermore, the Company also alleges that Mr. Chan and Ms. Tsun used their positions with the company to convert funds from the disposition of a property and further conveyed ownership of two other properties owned by the company without the knowledge or consent from the Company. The defendants are seeking their fees and expenses incurred in connection with the action forth in the response and counterclaim.

We believe the lawsuit described above is meritless and we intend to vigorously defend against the claims and allegations in the complaint. Defending these actions may require significant attention and resources of management and, regardless of the outcome, result in significant legal expenses.

On October 27, 2006 the parties reached mutually acceptable terms setting out an agreement to settle the dispute out of court. The terms of the settlement provides that the plaintiffs will dismiss and discharge the action filed against the defendants and contains a covenant by the plaintiffs not to sue Messrs Chu, Dominelli and Bing and the Company for any claims arising from any past, present or future business of the Company; and that the defendants will dismiss and discharge their counterclaim filed against the plaintiffs and contains a covenant by the defendants not to sue Hoi Ming Chan and Florence Tsun for any claims arising from any past, present or future business of the Company. The settlement also states that each party will be responsible for their respective legal fees.

The Company will file a report on Form 8-K once the actons for dismissal are properly filed in the Chancery Court of the State of Delaware.

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2006, the Company filed a Form 8-K/A disclosing the acquisition by the Company of Excel Empire Limited, a British Virgin Islands corporation ("Excel"), on August 1, 2006 pursuant to the Agreement of Plan and Merger and Reorganization (the "Excel Merger Agreement"), dated as of November 4, 2005, by and between the Company and Excel. In connection with the acquisition of Excel, the Company purportedly issued 36,400,000 shares of the Company's common stock to Excel stockholders.

As a result of the above complaint filed in the Court of Chancery of the State of Delaware the Company has agreed to amend the Excel Merger Agreement to change the effective date from August 1, 2006 to a date as soon as practicable after the claim has been settled and full and final discharge has been granted by the Court of Chancery of the State of Delaware.

The Company will file a report on Form 8-K/A once the amendment of the Excel Merger Agreement is ratified by our board of directors.

Item 7.01   Regulation FD Disclosure.

The information hereunder shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


                                  SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  November 1, 2006.            EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                          ------------------------------
                                          KEN CHU
                                          Chief Executive Officer